Exhibit 10.12

FORM OF AGREEMENT

This Agreement is entered into as of the 19th day of December, 2008 by and between VOIS Inc., a Delaware corporation (the "Corporation"), and Mr. Gary Schultheis ("Schultheis") and Mr. Herbert Tabin ("Tabin"), officers, directors and employees of the Corporation.  Messrs. Schultheis and Tabin are hereinafter collectively referred to as the "Corporation Officers."

WHEREAS, from time to time Messrs. Schultheis and Tabin have advanced the Corporation funds for working capital.

WHEREAS, as of the date hereof Mr. Schultheis is owed $102,000 by the Corporation and Mr. Tabin is owed $102,500.

WHEREAS, although the Corporation’s common stock is quoted on the OTC Bulletin Board, such stock is thinly traded.

WHEREAS, each of Messrs. Schultheis and Tabin have agreed to convert the amounts owed them by the Corporation for working capital advances into shares of the Corporation’s common stock based upon a conversion price of $0.20 per share which is equal to the last sale price of the Corporation’s common stock in an arms-length private transaction.

WHEREAS, each of Messrs. Schultheis and Tabin were parties to employment agreements with the Corporation which expired in January 2008 and, following the initial year of these agreements, each of Messrs. Schultheis and Tabin have continued to accrue compensation due them for their services as executive offices based upon a current base salary of $161,114.

WHEREAS, each of Messrs. Schultheis and Tabin have previously agreed that all compensation due them for their services to the Corporation is to be deferred until, as determined by the Board of Directors, that the Corporation shall have received financing from any source and any other senior executives who are also deferring their salaries are paid their accrued compensation.

WHEREAS, as of the date hereof the Corporation owed Messrs. Schultheis and Tabin $317,030.14 and $313,818.51, respectively, in accrued but unpaid compensation.

WHEREAS, each of Messrs. Schultheis and Tabin have (i) agreed to forgive all amounts due them for accrued but unpaid compensation, and (ii) continue to provide services to the Corporation in their current capacities at annual base salaries of One Dollar ($1.00) each.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The foregoing recitals are true and correct.

2.           Conversion of Working Capital Advances.  Each of the Corporation Officers agrees to convert the amounts due him set forth below into the number of shares of the Corporation’s common stock set forth opposite his name in full and complete satisfaction thereof.

Name	$ Amount	No. of Shares

Gary Schultheis	$102,000	510,000
Herbert A. Tabin	102,500	512,500
Total	$204,500	1,022,500

Each of the Corporation Officers acknowledge his understanding that such shares shall be “restricted securities” as that term is defined under the Securities Act of 1933 and that these shares may not be sold, transferred, pledged or otherwise disposed of or encumbered by him except pursuant to the applicable rules and regulations under the Securities Act of 1933 or applicable state securities laws.

3.           Forgiveness of Accrued Compensation.  Each of the Corporation Officers agrees to irrevocably forgive the amount of accrued but unpaid compensation due him as set forth below, which such accrued but unpaid compensation represents all amounts due him by the Corporation as compensation through the date hereof:

Name	Amount

Gary Schultheis	$317,030.14
Herbert Tabin	313,818.51
Total	$630,848.65

4.           Current Salary.  Each of the Corporation’s Officers agrees to continue to provide services to the Corporation in their present capacities, to serve at the pleasure of the Board of Directors, at an annual base salary of One Dollar ($1.00).  The Board of Directors may, at their discretion, from time to time grant either or both of the Corporation Officers stock options or other equity awards as additional compensation.

5.           Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

6.           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the 951 Yamato Road, Suite 201, Boca Raton, Florida  33431 or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

7.           Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

8.           Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

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9.           Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

10.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VOIS INC. By: _________________________ Gary Schultheis, President _____________________________ Gary Schultheis _____________________________ Herbert Tabin

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